As filed with the Securities and              Registration No. 333-_____________
Exchange Commission on _______, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                                 AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         STERLING FINANCIAL CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)

                                  Pennsylvania
         (State or other jurisdiction of incorporation or organization)

                                   23-2449551
                      (I.R.S. Employer Identification No.)

                       c/o Sterling Financial Corporation
                           101 North Pointe Boulevard
                          Lancaster, Pennsylvania 17601
                    (Address of principal executive offices)

                             -----------------------

            STERLING FINANCIAL CORPORATION 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             -----------------------

                      John E. Stefan, Chairman of the Board
                         STERLING FINANCIAL CORPORATION
                           101 North Pointe Boulevard
                       Lancaster, Pennsylvania 17601-4133
                                 (717) 581-6030
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Nicholas Bybel, Jr., Esquire
                            B. Tyler Lincoln, Esquire
                             SHUMAKER WILLIAMS, P.C.
                               Post Office Box 88
                         Harrisburg, Pennsylvania 17108
                                 (717) 763-1121

                         CALCULATION OF REGISTRATION FEE

         Title of Each Class              Amount               Proposed Maximum           Proposed Maximum              Amount of
          of Securities to                 to be                Offering Price                Aggregate               Registration
            be Registered              Registered(1)             Per Share(2)             Offering Price(2)                Fee
         --------------------          ------------            ----------------           -----------------           ------------
            Common Stock,
           $5.00 Par Value                750,000                   $21.95                  $16,462,500                 $1,514.55

----------
(1) As required by General Instruction E to Form S-8 and based on the maximum number of additional shares of Sterling Financial Corporation Common Stock, par value $5.00 per share, authorized for issuance under the plan set forth above, as approved by the Board of Directors and the shareholders. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the Common Stock on February 7, 2003, with respect to the shares of Common Stock issuable under the plan.

                             TO PARTICIPANTS IN THE
                         STERLING FINANCIAL CORPORATION
                            1996 STOCK INCENTIVE PLAN

      Sterling Financial Corporation files this Registration Statement on Form S-8 to register shares of Common Stock, $5.00 par value, that the company may, from time to time, issue pursuant to the Sterling Financial Corporation 1996 Stock Incentive Plan, as amended and restated, effective February 26, 2002, to increase the number of shares issuable under the plan by 750,000 shares. Pursuant to General Instruction E to Form S-8, we incorporate the contents of the Sterling Financial Corporation Registration Statement No. 333-28065 on Form S-8 into this Registration Statement.

      The company will provide, without charge, to each participant in the Plan who so requests, a copy of any or all of the documents included in the Registration Statement, as well as, all documentation relating to the plan required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933, as amended. Requests for copies should be addressed orally or in writing to:

                            Attention: J. Bradley Scovill
                            Sr. Executive Vice President/Chief Executive Officer Sterling Financial Corporation
                            Lancaster, Pennsylvania 17601-4133
                            (717) 581-6030

February 5, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lancaster, Commonwealth of Pennsylvania, on January 28, 2003.

                                STERLING FINANCIAL CORPORATION



                                By:  /s/ John E. Stefan
                                     ----------------------------------
                                     John E. Stefan
                                     Chairman of the Board

      KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Roger Moyer, Jr. and Douglas P. Barton, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

                                                        CAPACITY                                  DATE
                                                        --------                                  ----
 /s/ John E. Stefan                           Chairman of the Board, and                    January 28, 2003
-------------------------------               Director
John E. Stefan

 /s/ J. Roger Moyer, Jr.                      President, Chief Executive Officer;           January 28, 2003
-------------------------------               Assistant Secretary; Director
J. Roger Moyer, Jr.


 /s/ J. Bradley Scovill                       Sr. Executive Vice President/                 January 28, 2003
-------------------------------               Chief Financial Officer; Treasurer;
J. Bradley Scovill                            Director

                                                        CAPACITY                                  DATE
                                                        --------                                  ----
 /s/ Douglas P. Barton                        Vice President, Chief Accounting              January 28, 2003
-------------------------------               Officer; Secretary
Douglas P. Barton


 /s/ Richard H. Albright, Jr.                 Director                                      January 28, 2003
-------------------------------
Richard H. Albright, Jr.


 /s/ S. Amy Argudo                            Director                                      January 28, 2003
-------------------------------
S. Amy Argudo


 /s/ Bertram F. Elsner                        Director                                      January 28, 2003
-------------------------------
Bertram F. Elsner


 /s/ Howard E. Groff, Jr.                     Director                                      January 28, 2003
-------------------------------
Howard E. Groff, Jr.


 /s/ Joan R. Henderson                        Director                                      January 28, 2003
-------------------------------
Joan R. Henderson


                                              Director                                      January 28, 2003
-------------------------------
Calvin G. High


 /s/ Terrence L. Hormel                       Director                                      January 28, 2003
-------------------------------
Terrence L. Hormel


 /s/ David E. Hosler                          Director                                      January 28, 2003
-------------------------------
David E. Hosler


 /s/ E. Glenn Nauman                          Director                                      January 28, 2003
-------------------------------
E. Glenn Nauman


 /s/ W. Garth Sprecher                        Director                                      January 28, 2003
-------------------------------
W. Garth Sprecher


 /s/ Glenn R. Walz                            Director                                      January 28, 2003
-------------------------------
Glenn R. Walz

                                  EXHIBIT INDEX

                                                                                PAGE NUMBER
                                                                               IN SEQUENTIAL
                                                                                  NUMBERING
EXHIBIT NO.                                                                       SYSTEM
----------                                                                     -------------
     4.3         Sterling Financial Corporation 1996 Stock Incentive
                 Plan, as amended and restated, effective February 26,
                 2002.

     5           Opinion of Shumaker Williams, P.C.

     23.1        Consent of Ernst & Young, LLP.

     23.2        Consent of Trout, Ebersole & Groff, LLP.

     23.3        Consent of Shumaker Williams, P.C.
                 (Contained at Exhibit 5 of this Registration Statement).